EXHIBIT 99.1

Medis Technologies Appoints Frank Romero as Sr. VP Sales and Market Development

NEW YORK--(BUSINESS WIRE)-- Medis Technologies Ltd. (NASDAQ:MDTL) announced today that it appointed Mr. Frank Romero as its Sr. VP of Sales and Market Development. Mr. Romero brings to Medis 15 years of broad industry experience that spans product management, marketing, and sales development in the telecommunications and IT industries. Mr. Romero joins Medis from Hewlett-Packard Corporation where he most recently held the position of Group Manager, Accessories & Options, for the iPAQ handheld business. In that position, he led and managed the iPAQ accessories portfolio. He developed the category roadmap and made significant contributions in business planning, partner and product development efforts, and creating sales and marketing tools for the accessory products for iPAQ smart phones, iPAQ portable GPS navigation devices, and iPAQ PDA handhelds.

Prior to joining HP, Mr. Romero held senior positions in product management, marketing, and business development at Philips Electronics, Handspring, and Epson where he helped to bring a variety of products to market.

Mr. Romero received his MBA from the University of Chicago, Graduate School of Business, and also acquired international business experience at one of Europe's prestigious business programs, Instituto de Estudios Superiores de las Empresas (IESE) in Barcelona, Spain. He graduated from the University of California, Los Angeles (UCLA), with a Bachelors degree in electrical engineering. Mr. Romero and his family live in the San Francisco bay area.

"Mr. Romero is a seasoned product management, marketing, and sales professional across a variety of consumer technology product categories and sales channels," said Robert K. Lifton, CEO, Medis Technologies. "We at Medis are delighted to add someone with such a distinguished background and body of knowledge relating to the mobile device and accessories market to the Medis management team."

"I am looking forward to joining Medis Technologies in expanding the sales and marketing program for the Medis 24/7 line of products," said Frank Romero. "The Medis fuel cell platform offers a unique opportunity for developing a broad line of fuel cell products capable of providing power for a wide range of applications for laptops, stand by power for home & office use, and many vertical markets. I am excited about my participation in a company at the forefront of "green" fuel cell technologies and its commitment to the environment."

About Medis Technologies Ltd.

Medis Technologies' primary focus is on its fuel cell technology. Its business strategy is to sell its products to end users through branded OEM partnerships, retail outlets, service providers and to the military and other markets. Medis' majority owned and publicly traded subsidiary, Cell Kinetics Ltd., is engaged in the development and commercialization of the CKChip, a unique cell carrier platform intended for simultaneous fluoroscopic monitoring and analysis of thousands of individual living cells over time.

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This press release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify those so-called “forward looking statements” by words such as “may,” “will,” “should,” “expects,” plans,” “targets,” “believes,” “anticipates,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. These forward looking statements are subject to risks and uncertainties, product tests, commercialization risks, availability of financing and results of financing efforts that could cause actual results to differ materially from historical results or those anticipated.

This press release is available on Medis’ web site at www.medistechnologies.com.

Contacts
Medis Technologies Ltd. Robert K. Lifton, 212-935-8484 Chairman & CEO or INVESTOR RELATIONS COUNSEL: The Equity Group Inc. Adam Prior, 212-836-9606